Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-206396 on Form S-3 of our report dated March 28, 2018, with respect to the financial statements of Daré Bioscience, Inc. for each of the years in the two year period ended December 31, 2017, included in this annual report on Form 10-K of Daré Bioscience, Inc. for the year ended December 31, 2017.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 28, 2018